As filed with the Securities and Exchange Commission on August 26, 2025

Registration No. 333-288587

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 3

TO

FORM F-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Ryde Group Ltd

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Duo Tower, 3 Fraser Street, #08-21

Singapore 189352

+65-9665-3216

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Puglisi & Associates

850 Library Avenue, Suite 204

Newark, Delaware 19711

(302) 738-6680

(Name, address, including zip code, and telephone number, including area code, of agent for service)

copies to:

Meng Ding, Esq.

Sidley Austin

c/o 39/F, Two Int’l Finance Centre

8 Finance St, Central, Hong Kong

+852 2509-7888

Approximate date of commencement of proposed sale to the public: as soon as practicable after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

Explanatory Note

Ryde Group Ltd is filing this Amendment No. 3 (this “Amendment No. 3”) to the Registration Statement on Form F-3 (Registration No. 333-288587), originally filed on July 9, 2025, as amended on July 25, 2025 and August 8, 2025 (the “Registration Statement”), as an exhibit-only filing solely to refile Exhibits 23.1 and 23.2. Accordingly, this Amendment No. 3 consists only of the facing page, this explanatory note, Part II of the Registration Statement, the signature pages to the Registration Statement, and the exhibits being filed, and is not intended to amend or delete any part of the Registration Statement except as specifically noted herein.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 8. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Under our memorandum and articles of association, to the fullest extent permissible under Cayman Islands law every director and officer of our company shall be indemnified against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by him, other than by reason of such person’s own dishonesty, willful default or fraud, in connection with the execution or discharge of his duties, powers, authorities or discretions as a director or officer of our company, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by him in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere.

Pursuant to the form of indemnification agreements filed as Exhibit 10.2 to our Registration Statement on Form F-1 (File No. 333-274283), as amended, initially filed with the SEC on August 31, 2023, we have agreed to indemnify our directors against certain liabilities and expenses that they incur in connection with claims made by reason of their being a director of our company.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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ITEM 9. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)	Exhibits

See Exhibit Index beginning on page II-3 of this registration statement.

(b)	Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Combined and Consolidated Financial Statements or the Notes thereto.

ITEM 10. UNDERTAKINGS.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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Ryde Group Ltd

Exhibit Index

Exhibit Number	Description of Document

1.1*	Form of Underwriting Agreement
3.1**	3rd Amended and Restated Memorandum and Articles of Association of the Registrant, as currently in effect (incorporated by reference to Exhibit 3.1 to Amendment No. 1 to the Registration Statement on Form F-1 (File No. 333-274283), filed with the SEC on September 29, 2023)
4.1**	Form of Senior Debt Indenture
4.2**	Form of Subordinated Debt Indenture
4.3*	Form of Senior Note
4.4*	Form of Subordinated Note
4.5*	Form of Class A Ordinary Share Warrant Agreement and Warrant Certificate
4.6*	Form of Debt Securities Warrant Agreement and Warrant Certificate
4.7*	Form of Unit Agreement (including unit certificate)
4.8*	Form of Depositary Agreement (including depositary receipt)
4.9*	Form of Rights Agreement (including rights certificate)
4.10*	Form of Share Purchase Unit
4.11**	Form of Class A Ordinary Share Purchase Warrant
4.12**	Form of Warrant Agency Agreement by and between the Registrant and VStock Transfer LLC
5.1**	Opinion of Harney Westwood & Riegels Singapore LLP
23.1***	Consent of Kreit & Chiu CPA LLP, Independent Registered Public Accounting Firm
23.2***	Consent of OneStop Assurance PAC, Independent Registered Public Accounting Firm
23.3**	Consent of Harney Westwood & Riegels Singapore LLP (included in Exhibit 5.1)
24.1***	Power of Attorney (included on signature page)
107**	Filing Fee Table

*	To be filed by amendment or as an exhibit to a filing with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934 and incorporated by reference in connection with the offering of securities to the extent required for any such offering.
**	Previously filed
***	Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore, on August 26, 2025.

Ryde Group Ltd

By:	/s/ Zou Junming Terence
Name:	Zou Junming Terence
Title:	Chairman of the Board of Directors and Chief Executive Officer

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Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Zou Junming Terence and Lang Chen Fei as an attorney-in-fact with full power of substitution, for him or her in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the registrant to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any rules, regulations and requirements of the Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of securities of the registrant (the “Securities”), including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the Registration Statement on Form F-3 (the “Registration Statement”) to be filed with the Securities and Exchange Commission with respect to such Securities, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, to any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such Registration Statement; and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ Zou Junming Terence		Chairman of the Board of Directors and Chief Executive Officer	August 26, 2025
Name:	Zou Junming Terence	(principal executive officer)

/s/ Lang Chen Fei		Chief Financial Officer	August 26, 2025
Name:	Lang Chen Fei	(principal accounting and financial officer)

/s/ Khoo Su Nee Joanne		Independent Non-executive Director	August 26, 2025
Name:	Khoo Su Nee Joanne

/s/ Kelvin Lee Soon Sze		Independent Non-executive Director	August 26, 2025
Name:	Kelvin Lee Soon Sze

/s/ Venkata Subramanian s/o Sreenivasan		Independent Non-executive Director	August 26, 2025
Name:	Venkata Subramanian s/o Sreenivasan

/s/ Tan Ting Yong		Non-executive Director	August 26, 2025
Name:	Tan Ting Yong

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Signature of Authorized Representative in the United States

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Ryde Group Ltd, has signed this registration statement or amendment thereto in the City of Newark, State of Delaware on August 26, 2025.

Authorized U.S. Representative

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Authorized Representative

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